Exhibit 21.1

A table of subsidiaries of Liberty Spinco, Inc. following the Spin-Off is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Name	State or Country of Formation
Atlanta Braves, Inc.	GA
Atlanta National League Baseball Club, Inc.	GA
Barefoot Acquisition, LLC	DE
Braves Productions, Inc.	GA
Communication Capital, LLC (fka Communication Capital Corp.)	DE
JJCK, LLC (dba EmFinders)	TX
KnowledgeWhere Holdings, Inc.	DE
LBTW I, LLC (fka LBTW I, Inc.)	DE
LCAP Investments, LLC	DE
LDIG 2, LLC (fka LDIG II, LLC)	DE
LDIG Cars, Inc.	DE
LDIG Financing LLC	DE
Leisure Arts, Inc.	DE
Liberty Aero, LLC (fka Liberty Aero, Inc.)	DE
Liberty AGI, LLC (fka Liberty AGI, Inc.)	DE
Liberty Animal Planet, LLC	CO
Liberty Asset Management, LLC	DE
Liberty Associated Holdings LLC	DE
Liberty Associated, Inc.	DE
Liberty ATCL, Inc.	CO
Liberty BC Capital, LLC	DE
Liberty Cayman Preferred Company	Cayman
Liberty Centennial Holdings, Inc.	DE
Liberty Challenger, LLC	DE
Liberty Citation, Inc.	DE
Liberty CM, Inc.	DE
Liberty CNBC, Inc.	CO
Liberty Crown, Inc.	DE
Liberty Denver Arena LLC	DE
Liberty Fun Assets, LLC	DE
Liberty GI II, Inc.	DE
Liberty GI, Inc.	DE
Liberty GIC, Inc.	CO
Liberty IATV Holdings, Inc.	DE
Liberty IATV, Inc.	DE
Liberty IB2, LLC	DE

Liberty Java, Inc.	CO
Liberty KV, LLC	DE
Liberty MCNS Holdings, Inc.	CO
Liberty MLP, Inc.	CO
Liberty NC, LLC (fka Liberty NC, Inc.)	DE
Liberty NEA, Inc.	DE
Liberty PL2, Inc.	DE
Liberty PL3, LLC	DE
Liberty Programming Company LLC	DE
Liberty Property Holdings, Inc.	DE
Liberty Radio 2, LLC	DE
Liberty Radio, LLC	DE
Liberty Satellite & Technology, Inc. (fka TCI Satellite Entertainment, Inc.)	DE
Liberty Satellite Radio Holdings, LLC (fka Liberty Satellite Radio, LLC)	DE
Liberty Satellite Radio, Inc.	DE
Liberty Satellite, LLC	DE
Liberty Sling, Inc.	DE
Liberty Sports Interactive, Inc. (fka CDM Fantasy Sports Corp.)	DE
Liberty Tower, Inc.	DE
Liberty Virtual Pets, LLC	DE
Liberty WDIG, Inc.	DE
Liberty XMSR, Inc.	DE
LMC BET, LLC	DE
LMC Brazil, LLC	DE
LMC Denver Arena, Inc.	DE
LMC Events, LLC	DE
LMC IATV Events, LLC	DE
LSAT Astro LLC	DE
LSR Foreign Holdings 2, LLC	DE
LSR Foreign Holdings, LLC	DE
LTWX I, LLC (fka LTWX I, Inc.)	DE
LTWX V, Inc.	CO
MacNeil/Lehrer Productions (a general partnership)
The Stadium Club, Inc.	GA
TP Israel, LLC	DE
TP Locater Sub, LLC (f/k/a Zoombak, LLC fka Connectid, LLC)	DE
TP Nigeria, LLC (fka TruePosition Nigeria, LLC)	DE
TP UK, LLC	DE
TPRT, LLC	DE
TruePosition, Inc.	DE
TSAT Holding 1, Inc.	DE
TSAT Holding 2, Inc.	DE
Useful Networks Europe AB (fka LBSoftware AP)	Sweden
Useful Networks, Inc.	DE